Exhibit 5.2

Conner & Winters, LLP

4000 One Williams Center

Tulsa, Oklahoma 74172-0148

918-586-5711

Fax 918-586-8982

www.cwlaw.com

May 6, 2008

Steven J. Helmers, Esq.

Senior Vice President-General Counsel

Black Hills Corporation

625 Ninth Street

Rapid City, South Dakota 57701

Re:	Registration Statement on Form S-3 of Black Hills Corporation

Dear Mr. Helmers:

You are acting as counsel in connection with the registration statement on Form S-3 (the "Registration Statement") to be filed by Black Hills Corporation, a South Dakota corporation (the "Company), with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the rules and regulations under the Act, of an indeterminate amount of securities, with such securities to include, among other things, senior debt securities (the "Senior Debt Securities"); subordinated debt securities (the "Subordinated Debt Securities"); purchase contracts (the "Purchase Contracts"); depositary shares (the "Depositary Shares"); and warrants (the "Warrants").

As such counsel, you are furnishing an opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. In connection with such opinion, you have asked us to opine with respect to certain matters governed by New York law.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the form of Indenture relating to the Senior Debt Securities (the "Senior Indenture") filed as an exhibit to the Registration Statement; (iii) the form of Indenture relating to the Subordinated Debt Securities (the "Subordinated Indenture") filed as an exhibit to the Registration Statement; (iv) the form of Purchase Contract Agreement relating to the Purchase Contracts (the "Purchase Contract

Steven J. Helmers, Esq.

May 6, 2008

Agreement") filed as an exhibit to the Registration Statement; and (v) the form of Warrant Agreement relating to the Warrants (the "Warrant Agreement") filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and, as to parties other than the Company, the validity and binding effect on such parties. We have also assumed that the Company has been duly organized and is validly existing in good standing under the laws of the State of South Dakota and that the Company has complied with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the transactions contemplated by the Senior Indenture, the Subordinated Indenture, the Purchase Contract Agreement, the Deposit Agreement (hereinafter defined), the Warrant Agreement, and the Registration Statement. We have also assumed that the choice of New York law to govern the Senior Indenture, the Subordinated Indenture, the Purchase Contract Agreement, the Deposit Agreement and the Warrant Agreement is a valid and legal provision.

Our opinions set forth herein are limited to the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non opined law on the opinions herein stated.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.      The Senior Indenture, when duly executed and delivered by the Company and the other parties thereto, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Steven J. Helmers, Esq.

May 6, 2008

2.      The Subordinated Indenture, when duly executed and delivered by the Company and the other parties thereto, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.      The Purchase Contract Agreement, when duly executed and delivered by the Company and the other parties thereto, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.      The Warrant Agreement, when duly executed and delivered by the Company and the other parties thereto, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.      When a Deposit Agreement relating to the Depositary Shares (the "Deposit Agreement") has been duly executed and delivered by the Company and the other parties thereto and the relevant Deposit Agreement is consistent with the summary description thereof set forth in the Registration Statement, the Deposit Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

The opinions set forth above are subject to the following qualifications, further assumptions and limitations:

(a)    the enforcement of any agreements or instruments may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and

(b)    we have assumed that the execution and delivery by the Company of the Senior Indenture, the Subordinated Indenture, the Purchase Contract Agreement, the Deposit Agreement and the Warrant Agreement and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject.

Furthermore, the opinions set forth above are subject to the effects of generally applicable laws that (a) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (b) limit the availability of a remedy under certain circumstances where another remedy has been elected, (c) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (d) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (e) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates

Steven J. Helmers, Esq.

May 6, 2008

or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration and (f) limit the waiver rights under usury laws.

We understand that in your relying on this opinion that you may attach this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Opinions" in the Registration Statement to the extent of your reliance on our opinion under New York law. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. The effective date of this opinion is the date first set forth above, and we do not undertake to advise you of any matter brought to our attention thereafter which would or may modify, in whole or in part, any or all of the foregoing.

Very truly yours,

/s/ Conner & Winters, LLP

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